EXHIBIT 99.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of July 30, 2004 by and between DAKOTA GROWERS PASTA COMPANY, INC., a North Dakota corporation (the “Company”), and MVC CAPITAL, INC., a Delaware corporation (the “Purchaser”).

SECTION 1

Sale of Common Stock

Subject to the terms and conditions hereof, the Company has offered, and will issue and sell (the “Offering”) to Purchaser, and Purchaser will buy from the Company, Nine Hundred Nine Thousand Ninety One (909,091) shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) for the purchase price of Five Dollars and Fifty Cents ($5.50) per share and an aggregate purchase price of Five Million Dollars ($5,000,000).  The shares of Common Stock to be issued and sold by the Company and purchased by Purchaser pursuant to this Agreement are herein referred to as the “Shares.”

The Shares will be offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder.  Purchaser (and any subsequent transferee) will be entitled to the benefits of a Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchaser.

SECTION 2

Closing; Delivery

2.1.         Closing.  The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held in a manner and at such place or places as the Company and Purchaser may agree.  The Closing shall occur simultaneously with or immediately after the execution and delivery of this Agreement by Purchaser and the Company and may be completed by the electronic transfer of documents, with original documents to follow at the earliest practical time.

2.2.         Delivery.  At the Closing, or within a reasonable period of time thereafter, the Company will cause its transfer agent to deliver to Purchaser at Purchaser’s address confirmation that the Shares have been registered in the Purchaser’s name in the records of stock ownership of the Company, against payment of the purchase price therefor by wire transfer per the Company’s wiring instructions.

SECTION 3

Representations and Warranties of the Company

For purposes of this Agreement, a party will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving as an officer or director of such party is, or at any time was, actually aware of such fact or other matter.

The Company represents, warrants and covenants to Purchaser as follows:

3.1.         Organization and Standing; Articles and By-Laws.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota.  The Company’s wholly-owned subsidiary, Primo Piatto, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.  The Company has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as now proposed to be conducted.  The Company (or its wholly-owned subsidiary, Primo Piatto, Inc.) is qualified to do business as a foreign corporation in all jurisdictions where the ownership of its properties and assets and the conduct of its business requires such qualification, except where the failure to be so qualified will not have a material adverse effect on the business of the Company taken as a whole, as such business is now conducted.  The Company has furnished, or as soon as practicable, and in no event later than the day immediately prior to Closing, will furnish, to Purchaser true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) and certified by the Secretary of State of the State of North Dakota within the preceding 10 business days, and the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”) certified by the Company’s Secretary.  In addition, attached to the “Secretary’s Certificate” to be delivered pursuant to Section 6.8 of this Agreement, the Company will furnish a copy of a Certificate of Designation adopted by the Company’s Board of Directors on July 27, 2004, designating from the Company’s undesignated preferred stock 686 additional shares of the Company’s Class C Preferred Stock and 16,464 additional shares of the Company’s Class D Delivery Preferred Stock.  Such Certificate of Designation was sent for filing with the North Dakota Secretary of State’s Office on July 29, 2004.

3.2.         Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to execute and deliver the agreements set forth as Exhibits hereto (collectively with this Agreement, the “Agreements”), and at the Closing to sell and issue the Shares as set forth in the Agreements, and to carry out and perform its obligations under the Agreements.

3.3.         Subsidiaries.  Except for its membership in DNA Dreamfields Company, LLC, an Ohio limited liability company, and its ownership of all of the issued and outstanding shares of Primo Piatto, Inc., the Company has no subsidiaries, and, except as shown in the footnotes to the Company’s financial statements as included in the “SEC Reports” (as that term is defined below), does not otherwise own or control, directly or indirectly, any equity interest in any corporation, partnership, limited liability company, association, joint venture or business entity.

3.4.         Capitalization.  As of the date hereof, the Company is authorized to issue 75,000,000 shares of Common Stock, $.01 par value per share, 533 shares of Series A Preferred Stock, $100 par value per share, 525 shares of Series B Preferred Stock, $100 par value per share, 2,045 shares of Series C Preferred Stock, $100 par value per share, 11,324,377 shares of Series D Delivery Preferred Stock, $.01 par value per share, 130,000 shares of Series E Junior Participating Preferred Stock, $.01 par value per share, and 13,542,520 shares of undesignated preferred stock, $.01 par value per share.  At a Board of Directors’ meeting held on July 27, 2004, the Board of Directors adopted a Certificate of Designation designating from the Company’s undesignated preferred stock 686 additional shares of the Company’s Class C Preferred Stock and 16,464 additional shares of the Company’s Class D Delivery Preferred Stock.  Such Certificate of Designation was sent for filing with the North Dakota Secretary of State’s Office on July 29, 2004.  Upon acceptance of that Certificate of Designation by the North Dakota Secretary of State’s Office, the authorized shares of Class C Preferred Stock, $100 par value per share, will increase to 2,731 shares and the authorized shares of Class D Delivery Preferred Stock, $.01 par value per share, will increase to 11,340,841 shares; upon such filing, the number of authorized shares of undesignated preferred stock will decrease to 13,525,370 shares.  As of June 30, 2004, 12,554,747 shares of Common Stock had been issued, of which 12,260,291 were outstanding and 294,456 were accounted for as “treasury shares”.  In addition, as of June 30, 2004, there were 200 shares of Series A Preferred Stock issued and outstanding, zero shares of Series B Preferred Stock issued and outstanding, zero shares of Series C Preferred Stock issued and outstanding, 11,275,297 shares of Series D Delivery Preferred Stock issued and outstanding, and zero shares of Series E Junior Participating Preferred Stock issued and outstanding.  No other shares of capital stock are issued and outstanding.  As of June 30, 2004, there were options outstanding issued by the Company to purchase an aggregate of 374,980 shares of Common Stock and to purchase an aggregate of 2,731 shares of Class C Preferred Stock. (Each share of such Class C Preferred Stock is convertible into 24 shares of Common Stock and 24 shares of Class D Delivery Preferred Stock, resulting in the possible issuance of 65,544 shares each of additional Common Stock and Class D Delivery Preferred Stock, if the options for Class C Shares are exercised and the Class C Preferred Stock is then converted.)  All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable, and all such shares were issued in material compliance with all applicable federal and state securities laws, including available exemptions there from, and none of such issuances were made in violation of any pre-emptive or other rights.  The Company has reserved 2,731 shares of Class C Preferred Stock for issuance pursuant to options granted under its 1997 Stock Option Plan, 294,456 shares of Common Stock for issuance pursuant to options granted under its 2002 Stock Option Plan and 80,524 shares of Common Stock for issuance pursuant to options granted under its 2003 Stock Option Plan.  Except as set forth above and as contemplated by the Company’s Rights Plan, there are no options, warrants or other rights (including conversion, pre-emptive or other rights) or agreements outstanding to purchase any of the Company’s authorized and unissued capital stock.

3.5.         Authorization; Valid Issuance.  (a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, and for the authorization, the sale, issuance and delivery of the Shares, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the Closing.  The Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and to general principles of equity and to limitations on the rights to indemnity and contribution that exist by virtue of public policy (the “Bankruptcy and Equity Exception”).

(b)           The Shares will, upon issuance pursuant to the terms hereof and upon payment therefor, be duly authorized and validly issued, fully paid and non-assessable and except for the rights granted to Purchaser hereunder, will be free of preemptive or similar rights.

3.6.         Reports and Financial Statements.  (a)  The Company made available to Purchaser prior to the execution of this Agreement a copy of the Company’s (i) Registration Statement on Form S-4, dated April, 2002, (ii) Annual Report for the year ended July 31, 2003, (iii) Quarterly Reports on Form 10-Q that have been filed for all quarters ended since the end of the Company’s last fiscal year, (iv) definitive proxy statement for the Company’s 2004 annual meeting of stockholders, and (v) any Current Reports on Form 8-K filed since May 1, 2002 (as such documents have since the time of their filing been amended or supplemented) together with all reports, documents and information hereafter filed with the SEC, including all information incorporated therein by reference (collectively, the “SEC Reports”).  The SEC Reports (a) complied and will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, and (b) did not contain and, with respect solely to any SEC Reports filed after the date hereof, to the best of the Company’s knowledge will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto), if any, included in the SEC Reports complied and will comply as to form in all material respects with the SEC’s rules and regulations with respect thereto), were prepared in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that are not material and to the absence of footnotes) the financial position and stockholders’ equity of the Company as of the respective dates thereof and the consolidated earnings and cash flows for the respective periods then ended.

(b)           The Company has a duly constituted audit committee of its Board of Directors (the “Audit Committee”), and such committee has operated in accordance with the laws and regulations applicable to the Company.  The Company’s independent public accountants have reviewed each interim financial statement in accordance with the requirements of applicable federal securities laws, the Audit Committee’s charter, the Commission’s rules and regulations.  The Company has received no communications from its independent public accountants that the independent public accountants are considering or are likely to consider issuing any report other than a clean, unqualified opinion as to the Company’s audited financial statements or have raised any unresolved issues with respect to any of the Company’s interim financial statements.

3.7.         No Integration. Neither the Company nor, to the Company’s knowledge, its affiliates (as defined in Rule 501(b) under the Securities Act) (“Affiliates”) has, directly or through any agent, during the six month period ending on the date of this Agreement, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Shares to fail to be entitled to the exemption afforded by of Regulation D, or under Section 4(2) of the Securities Act.

3.8.         No Public Offering.  Neither the Company nor, to the Company’s knowledge, its Affiliates has engaged, in connection with the offering of the Shares, (i) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, (ii) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) in any action which would violate applicable state securities, or “blue sky,” laws, or in any directed selling efforts within the meaning of SEC Regulation S.

3.9.         Conformity of Descriptions.  The Shares conform in all material respects to the descriptions contained in the Company’s SEC Reports and other filings with the SEC.

3.10.       No Material Adverse Changes.  Except as disclosed on Schedule 3.10 or in the SEC Reports filed not less than five (5) business days prior to the date hereof, since April 30, 2004 there has been no (i) material adverse change in the business, prospects, results of operations, stockholders’ equity, cash flows, financial condition of the Company taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or (ii) dividend or distribution of any kind declared, paid or made by the Company on any shares of its capital stock.

3.11.       No Conflicts.  The execution, delivery and performance of the Agreements, the issuance and delivery of the Shares by the Company and the consummation by the Company of the transactions contemplated herein and in the other Agreements do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to other individual, partnership, joint stock company, corporation, limited liability company, trust, unincorporated organization, government agency or political subdivision (each of the foregoing, a “Person”)  any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license or instrument (whether evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market, system or exchange on which the Common Stock is traded, quoted or listed), or by which any assets of the Company is bound or affected.

3.12.       Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (“Consents”) with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency (“Governmental Authorities”), or other Person in connection with the execution, delivery and performance by the Company of the Agreements, other than (i) the filing of the Registration Statement with the Commission in accordance with the Registration Rights Agreement, (ii) the application(s) or any letter(s) for the listing or quoting of the Shares (with any securities exchange or market on which the Common Stock is then traded, listed or quoted), (iii) any filings, notices or registrations under applicable state securities laws, (iv) the disclosure requirements of the Exchange Act, and the disclosure requirements of Item 701 of SEC Regulation S-K, (v) filing a Form D and a Form 8-K with the Commission, and (vi) any other approvals and consents set forth on Schedule 3.12 (collectively, the “Required Approvals”).

3.13.       Proceedings.  Except as described in the SEC Reports, there is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its assets before or by any Governmental Authority or any arbitrator, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreements, (ii) could reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect, or (iii) if adversely decided, could reasonably be expected to have a material adverse effect on or delay the issuance of the Shares, or the consummation of the transactions contemplated by the Agreement.  The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority that is reasonably likely to have a Material Adverse Effect before or after consummation of the transactions contemplated by this Agreement. No action, suit, proceeding, claim, investigation or inquiry by the Company or any subsidiary is currently pending nor does the Company presently intend to initiate any action, suit, proceeding, claim, investigation or inquiry, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to have a Material Adverse Effect.

3.14.       No Default or Violation.  Except for those that would not, individually or in the aggregate, result in a Material Adverse Effect, the Company is not in (i) default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which the Company or its assets or properties is bound, or (ii) violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any arbitrator or Governmental Authority applicable to it.  The Company is not in default under, or in violation of, its Certificate of Incorporation, Bylaws or other organizational documents.  The business of the Company is not being conducted, and the Company presently has no plans to conduct its business, in violation of any law, statute, ordinance, rule or regulation of any Governmental Authority, except where such violations have not resulted or are not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. The Company is not in breach of any agreement where such breach, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

3.15.       Broker’s Fees.  No fees or commissions or similar payments with respect to the transactions contemplated by the Agreements have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker or bank, other than the fees payable to MVC Financial Services, Inc., pursuant to Paragraph 8.6(a) of this Agreement.  The Company shall indemnify and hold harmless Purchaser from and against any such claims.

3.16.       Listing Compliance.  The Company has no securities listed or traded on any securities exchange or automated quotation system or market.  The Purchaser hereby acknowledges and agrees that as of the date of this Agreement, the Company’s securities are not listed for trading or quotation on any established securities exchange or market, but are traded through an alternative trading system whose procedures and methods have been reviewed by the Purchaser.

3.17.       Intellectual Property Rights.  Except as disclosed on Schedule 3.17, the Company owns or possesses adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, “Intellectual Property Rights”) which are necessary for use in connection with its business as now conducted and as described in the SEC Reports and as contemplated and discussed with the Purchaser.  Except as disclosed in the Company’s SEC Reports, there is no Proceeding which is pending, or to the Company’s knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.  To the Company’s knowledge, the Company has not infringed, and is not infringing, on any of the Intellectual Property Rights of any Person except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as is disclosed either on Schedule 3.17 or in the SEC Reports.

3.18.       Registration Rights; Rights of Participation.  Except as described on Schedule 3.18, (i) the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority which have not been satisfied, and (ii) no Person, including current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Agreements or to require that the Company include any such securities in the registration of Shares as contemplated herein.  With respect to the agreements evidencing the rights set forth on Schedule 3.18 hereto, the Company has complied in all respects with the provisions therein regarding any right of first refusal, preemptive right, right of participation, or any similar right of a stockholder or any other third party to participate in the transactions contemplated by the Agreements, including, but not limited to, notice, consent and waiver requirements.

3.19.       Title.  Except as disclosed on Schedule 3.19, the Company (or its wholly-owned subsidiary Primo Piatto, Inc.) has good and marketable title in fee simple to all property owned by the Company or Primo Piatto, Inc., in each case free and clear of all security interests, liens, pledges or negative pledges, charges, encumbrances, mortgages, hypothecations, adverse claims or equities (each, a “Lien”), except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.  Any properties held or used under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company.

3.20.       Permits.  The Company possesses all certificates, authorizations, licenses, easements, consents, approvals, orders, permits and approvals (“Permits”) necessary to own, lease and operate its properties and to conduct their businesses as currently conducted except where the failure to possess such Permits is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (“Material Permits”), and there is no Proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit.  The Company has fulfilled and performed all of the material obligations with respect to such Permits, and no event or change in condition has occurred which allows, or which upon notice, the lapse of time or both would allow, the revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permits, except for failures which would not, individually or in the aggregate, have a Material Adverse Effect.  The Company is not in conflict with, in default under or in violation of any Material Permit.

3.21.       Insurance.  The Company and its respective properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the business in which the Company is engaged.  Except as disclosed on Schedule 3.21, all insurance policies carried by the Company are in full force in effect and the Company has no reason to believe that it will not be able to renew such existing insurance policies as and when such coverage expires or to obtain similar coverage from similar insurers, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, cash flows, business or business prospects of the Company taken as a whole.

3.22.       Investment Company; Public Utility Holding Company.  The Company is not (i) an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or (ii) a “public utility holding company” or a company “controlled by” a “public utility holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “PUHC Act”) and the SEC’s rules and regulations under each of such Acts.

3.23.                     Labor.

(a)           Except as disclosed on Schedule 3.23, the Company is not a party to, or bound by, any collective bargaining agreement or union contract, covering any individual who performs services as an employee primarily for the Company (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company, “Employees”), and there are no controversies or unfair labor practice proceedings pending, or to the knowledge of the Company, threatened between the Company and any of its current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect.  To the Company’s knowledge, no organizational effort is presently being made or, to the Company’s knowledge, threatened by or on behalf of any labor union.

(b)           The Company is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.  Except as disclosed on Schedule 3.23, there are no pending, or, to the Company’s knowledge, threatened claims or actions against the Company under any workers compensation policy or long-term disability policy.

(c)           No officer, employee or consultant of the Company is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such Person’s efforts to promote the interests of the Company or that would interfere with the Company’s business.

(d)           No work stoppage or labor strike against the Company is pending or, to the Company’s knowledge, threatened.  The Company is not involved in or, to the Company’s knowledge, threatened with, and the Company has no knowledge of any reasonable basis for, any labor dispute, grievance, or litigation relating to labor, safety (except as disclosed on Schedule 3.23), or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially adversely affect the Company.  The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly would result in a materially adverse effect on the Company.

(e)           The Company has not engaged in any “unfair labor practices” within the meaning of the National Labor Relations Act which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.24.       Stock and Other Plans.  Other than as disclosed in the SEC Reports, the Company does not have any profit sharing, deferred compensation, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities or to share in the profits of the Company which is material to the Company, taken as a whole.

3.25.       Solvency.  The Company is, and immediately after the Closing will be, Solvent.  As used herein, the term “Solvent” means, with respect to a particular date, that on such date, (i) the fair market value of the assets of the Company exceeds their respective liabilities (including, without limitation, stated liabilities and contingent liabilities), and (ii) the Company can pay its debts as they come due or mature. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy, insolvency, debtor relief, reorganization or similar law, nor does the Company have any knowledge or reason to believe that creditors of the Company have initiated or intend to initiate involuntary bankruptcy or similar proceedings.

3.26.       Environmental.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (ii) the Company has made all filings and provided all notices required under all applicable Environmental Laws, and has, and is in compliance with, all permits required under any applicable Environmental Laws, each of which is in full force and effect, (iii) (a) there are no pending Proceedings with respect to any Environmental Laws affecting the Company, (b)  the Company has not received any demand, claim or notice of violation of any Environmental Laws and (c) to the knowledge of the Company, there is no Proceeding, notice or demand letter or request for information threatened against the Company under any Environmental Law, (iv) no Lien or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (v)  the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility of the Company (a) is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or any state list of hazardous substance sites requiring cleanup, (b) is listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, (vii) no Hazardous Materials are being released (as defined below) at, on or under any facility owned, operated, leased or controlled by the Company or have been Released at, on or under any facility owned, operated, leased or controlled by the Company (except as may be allowed by permit) and, to the knowledge of the Company, none of the facilities owned, operated, leased or controlled by the Company are adversely affected by any Release of Hazardous Materials originating or emanating from any other property.

For purposes of this Agreement, “Environmental Laws” means all applicable United States federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution, protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the indoor or outdoor environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.  The term “Hazardous Material” means (a) any “hazardous substance,” as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl, (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance, and (f) flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, lead-based paint, radon and mold.  “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land surface or subsurface strata.

3.27.       ERISA. Schedule 3.27 sets forth a list of each of the following that the Company maintains or contributes to or for which the Company has any liability: (i) each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each other pension, profit sharing, incentive, employment, retirement, severance, deferred compensation or change in control plan, agreement or arrangement (each of the foregoing in (i) or (ii) a “Plan”).  With respect to any such Plan, the Company has not, through its own actions or due to the actions of its Affiliates, incurred any liability for, or taken any action that would constitute, nor to the Company’s knowledge has any unrelated party taken any action that would constitute or result in, any prohibited transaction, funding deficiency, plan termination or complete or partial withdrawal with respect to the Company or its Affiliates which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  With respect to each such Plan, the Company is in compliance in all respects with all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, and the Company has performed all of its respective obligations under such Plans, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Plan intended to qualify under the provisions of Section 401(a) of the Code has received a favorable determination letter with respect to such qualification except where failure to qualify the Plan would not have a Material Adverse Effect.

3.28.       Taxes.  The Company (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations or otherwise, in each case except for (A) taxes being contested in good faith and for which adequate reserves are shown in the Company’s SEC Reports, or (B) any liability of the Company for taxes and other governmental assessments and charges that are not yet due and payable that has been accrued or reserved for on the financial statements of the Company in accordance with GAAP.  All tax returns filed by the Company were true, correct, and complete in all material respects as of the time of such filing.  There are no unpaid taxes in any material amount claimed to be due from the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim, provided, however, that the Internal Revenue Service is currently auditing the tax return for the tax year ended July 31, 2002 filed by the Company.

3.29.       Books and Records. The minute books and other records of the Company contain in all material respects accurate records of all Company board, committee and stockholders’ meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company since August 1, 2002.

3.30.       Accounting Controls. The Company maintains a system of disclosure controls and internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except for any controls the absence of which would not result in a Material Adverse Effect.

3.31.       Compliance with Sarbanes-Oxley.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (including all SEC rules and regulations promulgated pursuant to such Act) applicable to the Company.

3.32.                     DNA Dreamfields Company, LLC.

(a)           The Company owns a 24% interest in DNA Dreamfields Company, LLC, an Ohio limited liability company (“Dreamfields”), a joint venture formed to license patent pending technology to market and manufacture “low digestible carbohydrate” pasta, rice and potatoes owned by TechCom Group, LLC (the “Technology”).

(b)           The agreements related to Dreamfields are listed on Schedule 3.32, complete and accurate copies of which have been delivered to Purchaser (the “Dreamfield Agreements”).  Each of the Dreamfield Agreements as it relates to the Company and, to the knowledge of the Company, as it relates to any third party:  (i) is legal, valid, binding, enforceable, and in full force and effect in all material respects, subject to the Bankruptcy and Equity Exception; (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, subject to the Bankruptcy and Equity Exception; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any material provision of the agreement.

(c)           To the Company’s knowledge, Dreamfields owns or possesses adequate rights or licenses to use the Technology and all related trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights which are necessary for use in connection with its business as now conducted.  To the Company’s knowledge, Dreamfields has not infringed, and is not infringing, on any of the Intellectual Property Rights of any Person except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dreamfields.  There is no Proceeding which is pending, or to the Company’s knowledge, is threatened against, Dreamfields regarding the infringement of any of the Intellectual Property Rights.  Dreamfields has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.  To the Company’s knowledge, Dreamfields has not infringed, and is not infringing, on any of the Intellectual Property Rights of any Person.

(d)           Patents relating to the Technology (the “Technology Patents”) have been filed by TechCom Group, LLC with and are currently pending in the United States Patent and Trademark Office.  To the best knowledge of the Company, there are no reasons or factors that may result in the Technology Patent not being approved or granted by the United States Patent and Trademark Office.  TechCom Group, LLC has completed clinical and other studies that, to the Company’s best knowledge and belief, conclusively and scientifically prove that the Technology is effective in reducing the number of digestible carbohydrates in pasta to that reflected on the nutrition statements on the Dreamfields products manufactured and distributed by the Company.

(e)           The Company has made available to Purchaser prior to the execution of this Agreement the supporting information from the Company’s financial records that were derived from the Dreamfields’ financial statements for the five month period ending May 31, 2004 (collectively, the “Dreamfields’ Financials”) and show the impact on the Company of its relationship with Dreamfields.  To the Company’s knowledge, the Dreamfields’ Financials have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and are correct and complete.  The Company’s financial statements present fairly the financial impact on the Company of the results of operations of Dreamfields for such periods.  The Company’s financial statements do not exclude any material adjustments to revenue, expenses or liabilities, do not overstate revenues or understate expenses or liabilities and do not contain any untrue or misleading statements associated with or arising from the Company’s relationship with Dreamfields.

SECTION 4

Covenants of the Company

The Company hereby covenants with Purchaser as follows:

4.1.         Offering Limitations.  In connection with any offering which would be integrated into the transactions contemplated in this Agreement, none of the Company or, to the Company’s knowledge, any of its Affiliates will solicit any offer to buy or offer to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act.

4.2.         Disclosures.  Subject to Purchaser’s prior approval of the content thereof, promptly following the Closing the Company will (i) issue a press release announcing the sale of the Shares, and (ii) file such press release and other appropriate information reasonably acceptable to Purchaser with the SEC on a Form 8-K.

4.3.         Use of Proceeds.  The Company will use the proceeds from the sale of the Shares for capital expenditures for new product development and general working capital purposes.

4.5.         Right of First Offer/Future Investment Right.  Following the Closing and as long as Purchaser beneficially owns at least 50% of the shares purchased hereby, then Purchaser shall have the right but not the obligation to fund all or any portion of any additional subordinated debt or equity funding that the Company proposes to issue.  Upon commencement of such issuance, the Company shall present to Purchaser, in writing, the terms and conditions of the proposed issuance and present to Purchaser a written offer and related subscription agreement.  Upon receipt of such offer and subscription agreement, Purchaser will have twenty (20) calendar days in which to exercise its right under this paragraph, by delivering to the Company a written notice advising the Company that it intends to subscribe for the loan or purchase of all or such amount as designated in the notice of the proposed issuance.  Upon receipt by the Company of such notice from purchaser, the Company and Purchaser shall mutually agree upon a reasonable date upon which the proposed transaction shall close.  Notwithstanding the foregoing, this paragraph shall not apply to (i) any issuance pursuant to the Company’s Stock Option Plan; or (ii) the exercise of one or more warrants, options, conversion rights, exchange rights, or similar rights (a) existing as of the date of this Agreement; (b) issued pursuant to the Company’s Stock Option Plan, or (c) issued pursuant to agreements or rights existing as of the date of this Agreement, including but not limited to the Company’s Amended and Restated Share Rights Agreement dated April 19, 2002.

4.6          Board of Directors and Visitation Rights:  (a) For such time as Purchaser beneficially owns fifty percent or more of the Company’s common stock acquired by Purchaser pursuant to this Agreement (as adjusted for stock splits, stock dividends, share contributions and the like), unless otherwise mutually agreed to by the Company and Purchaser, Purchaser shall have the right to designate one individual reasonably acceptable to the Company, to serve as a member of the Company’s Board of Directors and the Company shall use its best efforts to accomplish the nomination and election of such person and any substitute nominee.

(b)           For such time as Purchaser beneficially owns fifty percent or more of the Company’s common stock acquired by Purchaser pursuant to these Agreements (unless otherwise mutually agreed to by the Company and Purchaser), the Company shall give Purchaser written notice of each meeting of its Board of Directors (and meetings of any special committee or executive committee) at the same time and in the same manner as notice is given to the directors of the Company, and the Company shall permit a representative designated by Purchaser to attend as an observer all such meetings, in person or by telephone.  The representative shall be entitled to receive all written materials in connection with such meetings at the same time that materials and information are given to the board of directors.  The Company shall bear the reasonable expenses of the Representative associated with the attendance or participation in any meetings of its board.

SECTION 5

Representations, Warranties and Covenants of Purchaser

Purchaser hereby represents, warrants and covenants to the Company with respect to the purchase of the Shares by Purchaser as follows:

5.1.         No Other Shares.  Prior to the Closing, Purchaser beneficially owned (as determined in accordance with SEC Rule 13D under the Exchange Act) no shares of the Company’s equity securities.

5.2.         Accredited Investor Status.  Purchaser is an “accredited investor,” as defined in SEC Regulation D promulgated pursuant to the Securities Act.

5.3.         Rule 144.  Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered for resale under the Securities Act or unless an exemption from such registration is available.  Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and fully paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

5.5.         Organization; Authorization.  The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of Delaware with the requisite power and authority, to enter into and to consummate the transactions contemplated by the Agreements and otherwise to carry out its obligations under the Agreements.  The purchase by Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of Purchaser.  This Agreement, when executed and delivered by Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

5.6.         Restrictive Legends.  The Company will direct its transfer agent and registrar to maintain stop transfer instructions on record for the Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived consistent with the Securities Act and applicable securities laws.  Such stop transfer instructions will limit the method of sale of the Shares, consistent with Rule 144 or other available exemptions from registration under the Securities Act.  Any transfers other than pursuant to a registration statement under the Securities Act will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.  Purchaser understands that the Shares will not be certificated, but agrees that any documents, certificates or instruments that may be issued in the future to represent ownership of the Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.”

In addition, Purchaser acknowledges that each certificate for Shares shall bear any additional legend required by any other applicable securities or blue sky laws.

5.7.         No Governmental Review.  Purchaser understands that no federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Shares.

5.8.         Residency.  Purchaser is a resident of the State of New York.

5.9.         Investment Intent.  Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to any distribution, resale or transfer thereof.  Purchaser understands and agrees that the Shares have not been registered under the Securities Act by reason of the exemption from the registration provisions of the Securities Act contained in Rule 506 of Regulation D and Section 4(2) of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations, warranties and covenants as expressed herein, which are being relied upon by the Company.

5.10.       Additional Securities Law Matters.  Purchaser (a) has no present intention to engage in short sales or other hedging activity in relation to the Company’s securities, (b) has no agreements or understandings, directly or indirectly, with any person or entity to distribute the Shares, and (c) does not share voting and/or investment control over the Company’s securities with any person or entity (other than relationships, if any, disclosed in the Company’s Schedule 13D filed with the SEC by the undersigned Purchaser).

SECTION 6

Conditions to Purchaser’s Obligations to Close

The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by Purchaser:

6.1.         Representations and Warranties Correct.  The representations and warranties made by the Company herein shall be true and correct in all material respects as of the date when made and as of the Closing.

6.2.         Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

6.3.         No Injunction.  No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any Governmental Authority of competent jurisdiction which restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by the Agreements.

6.4.         No Suspensions of Trading in Common Stock.  The trading in the Common Stock shall not have been restricted or suspended by the Commission, or any market or exchange where such Common Stock is traded (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

6.5.         Adverse Changes.  Except as disclosed on Schedule 3.10, since the date of the financial statements included in the Company’s Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or latest Current Report on Form 8-K, whichever is more recent, last filed prior to the date of this Agreement, no event which has had or could reasonably be expected to have a Material Adverse Effect shall have occurred.

6.6.         Litigation.  Except as set forth on Schedule 6.6 to this Agreement, no Proceeding shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect which has not been disclosed to Purchaser.

6.7.         Certificate of Incorporation.  The Company shall have delivered to Purchaser a copy of a certificate evidencing the incorporation and good standing of the Company, issued by the Secretary of State of the state of North Dakota, as of a date within 10 days prior to the Closing.  The Company shall have delivered to Purchaser, or its representatives, acting on behalf of Purchaser, (i) a copy of a certificate evidencing the qualification and good standing of the Company’s wholly-owned subsidiary, Primo Piatto, Inc., in the state of Minnesota, and (ii) a certificate signed by the Company’s Secretary evidencing the qualification and good standing of the Company in such other states or jurisdictions where the Company’s ownership or operation of its properties or the conduct of its business require the Company to be qualified to do business as a foreign corporation.  Within fifteen (15) days after the date of the Closing, the Company will deliver to the Purchaser certificates from such other states or jurisdictions evidencing the qualification of the Company to do business in the applicable states or jurisdictions.

6.8.         Secretary’s Certificate.  The Company shall have delivered to the Purchaser a certificate of the Company executed by the Chief Financial Officer and Secretary of the Company (or the Chief Accounting Officer and Assistant Secretary of the Company), dated as of the Closing, certifying (i) resolutions adopted by the Board of Directors of the Company authorizing the execution of the Agreements, the issuance of the Shares, the filing of the Registration Statement, and the transactions contemplated hereby; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended, and copies of the third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by the Agreements; (iii) the Certificate of Designation adopted by the Company’s Board of Directors on July 27, 2004 and sent for filing with the North Dakota Secretary of State’s Office on July 29, 2004; and (iv) such other documents relating to the transactions contemplated by the Agreements as Purchaser may reasonably request.

6.9.         Registration Rights Agreement.  The Company and Purchaser shall have executed, entered into and delivered the Registration Rights Agreement, in substantially the form attached hereto as Exhibit A.

6.10.       Consulting Agreement.  The Company and Purchaser shall have executed and delivered the Consulting Agreement substantially on the terms set forth in Exhibit B to this Agreement.

6.11.       Other Documents.  The Company shall have delivered to Purchaser such other documents relating to the transactions contemplated by the Agreements as Purchaser or their counsel may reasonably request.

6.12.       Opinion of Counsel. At the Closing, the Purchasers shall have received the opinion of Lindquist & Vennum PLLP, dated as of Closing in the form and substance attached hereto as Exhibit C.

SECTION 7

Conditions to Closing of the Company

The Company’s obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing of the following conditions:

7.1.         Representations.  The representations and warranties made by Purchaser herein shall be true and correct in all material respects on the dates made and on the date of Closing.

7.2.         Performance by Purchaser.  Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by Purchaser at or before the Closing.

7.3.         No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any Governmental Authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Agreements.

SECTION 8

Miscellaneous

8.1.         Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to its conflict of laws principles.

8.2.         Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.

8.3.         Assignments, Successors, and No Third-Party Rights.  No party may assign any of its rights under this Agreement without the prior consent of the other party provided, however, that notwithstanding the foregoing, Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser or a lender of Purchaser so long as Purchaser remains liable for Purchaser’s obligations hereunder.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.4.         Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States mail, postage prepaid, by reliable overnight delivery service such as UPS or FedEx, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at the Purchaser’s address set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to the Company at the address listed below, in each case with a copy to Purchaser at the address indicated below.

Company:

Dakota Growers Pasta Company, Inc.

One Pasta Avenue

Carrington, N.D.  58421

Attn:  Timothy J. Dodd

Telephone:  (701) 652-4894

Facsimile:  (701) 652-3713

with a copy to:

Lindquist & Vennum PLLP

4200 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

Attn:  Ronald McFall, Esq.

Telephone:  (612) 371-3551

Facsimile:  (612) 371-3207

Purchaser:

MVC Capital, Inc.

287 Bowman Avenue, 3rd Floor

Purchase, New York 10577

Attn:  Shivani Khurana

Telephone:  (914) 251-1961

Facsimile:  (914) 701-0315

with a copy to:

Wildman, Harrold, Allen & Dixon

225 W. Wacker Drive, #3000

Chicago, Illinois 60606

Attn:  John L. Eisel, Esq.

Telephone:  (312) 201-2000

Facsimile:  (312) 201-2555

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, or if by facsimile transmission, as indicated by the facsimile imprint date.

8.5.         Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Purchaser upon any breach or default of the Company under the Agreements shall impair any such right, power or remedy of Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of Purchaser of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.

8.6.         Fees and Expenses.

(a)           Upon the Closing, the Company shall pay: (i) MVC Financial Services, Inc., cash in the amount of One Hundred Fifty Thousand Dollars ($150,000) as fees in connection with the investment contemplated by this Agreement; and (ii) the Purchaser cash in the amount of Two Hundred Thousand Dollars ($200,000) for third party expenses incurred in connection with the investment contemplated by this Agreement.  The Purchaser agrees that it shall, within fifteen (15) days after the date of the Closing, pay the sum of Two Hundred Thousand Dollars ($200,000) to Amvest Financial Group, Inc., as compensation for services rendered in connection with the transactions governed by this Agreement.

(b)           The Company shall bear all of its own expenses and all reasonable expenses incurred by Purchaser in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated herein, including, without limitation, all fees and expenses of counsel, accountants, brokers, finders, agents and representatives.

8.7.         Indemnification.  The Company will indemnify, defend and hold harmless Purchaser (including any stockholder, officer, director, agent, representative or affiliate of the Company) from and against any claims, damages, actions, suits, proceedings, demands, assessments, losses, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees in connection with any of the foregoing) incurred or suffered by Purchaser caused by, resulting from or arising out of (1) any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement, (2) any failure by any of the Company to perform any of their obligations or covenants set forth in this Agreement, or (3) any certificate delivered pursuant to or in connection with (1) or (2).

8.8          Counterparts.  This Agreement may be executed in two or more identical counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same agreement.  Any signature that is delivered by facsimile transmission shall be valid and binding, with the same force and effect as if an original, manually signed counterpart.

8.9.         Severability.  In the event that any provision of this Agreement is unenforceable, the remaining provisions shall continue in full force and effect.

8.10.       Section Headings, etc.  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.  As used herein, any gender shall include all other genders, and the singular shall include the plural and vice versa.  The terms “include,” “including” and similar terms shall mean include without limitation, whether by enumeration or otherwise.

8.11.       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12.       Confidentiality.  All material, non-public information disclosed by the Company to Purchaser pursuant to this Agreement or otherwise shall be held strictly confidential and used by Purchaser solely for evaluating purchases of Shares in this Offering, provided this obligation shall not apply to any information that is generally available to the public or becomes available to the public without any disclosure by Purchaser.  The provisions of this Section 8.12 shall not in any way amend or supercede the provisions of any other confidentiality, non-disclosure or similar agreement with the Company to which Purchaser is bound.

8.13.       Entire Agreement; Amendment.  This Agreement and the Registration Rights Agreement and the other documents contemplated therein constitute the entire understanding and agreement between Purchaser and the Company with regard to the subject matter.  Except as expressly provided herein, this Agreement, any of the other Agreements or any term hereof may be amended, modified, waived or discharged only by a written instrument signed by the party waiving any term, condition, or right or remedy that benefits it hereunder.

8.14.       Public Statements or Releases. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.14 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange or Nasdaq; provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the day and year first set forth above.

Purchaser:

MVC Capital, Inc.
287 Bowman Avenue, 3rd Floor
Purchase, New York 10577

By:	/s/ Michael T. Tokarz
Name:	Michael T. Tokarz
Title:	Chairman

Seller:

Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, N.D. 58421

By:	/s/ Timothy J. Dodd
Name:	Timothy J. Dodd
Title:	President